Exhibit 31.2

CERTIFICATION
PURSUANT TO RULE 13a-14(a) OR 15d-14(a)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

I, Edward Dickinson, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2011 of EMC Metals Corp.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	[Intentionally omitted]; and

5.	[Intentionally omitted].

Date: June 5, 2012	By:	/s/ Edward Dickinson
Edward Dickinson
Principal Financial Officer